                                                                   EXHIBIT 2.5



                                EXCHANGE AGREEMENT


    THIS EXCHANGE AGREEMENT ("AGREEMENT"), dated to be effective as of July 31, 1997, is among Pentegra Dental Group, Inc., a Delaware corporation ("Holdings"), Pentegra Investments, Inc.(f/k/a Pentegra Dental Group, Inc.), a Delaware corporation, and the persons named on the signature pages hereof under the caption "Holders".

                               W I T N E S S E T H :

    WHEREAS, Holders hold all of the issued and outstanding shares of common stock of Pentegra Investments, Inc.("Investments"), par value $.01 per share ("Investments Common Stock");

    WHEREAS, Investments was formed for the purpose of negotiating the acquisition of various dental practices in connection with an initial public offering of shares of Investments Common Stock ("IPO");

    WHEREAS, the board of directors of Investments and the Holders have determined that it would be in their mutual best interests to form a holding company to consummate the practice acquisitions and the IPO in order to facilitate future acquisitions and divestitures and to provide a cost center for the Pentegra group's financial, banking and executive and administrative management functions;

    WHEREAS, to facilitate the formation of a holding company structure, Investments has caused Holdings to be formed and, solely for the purpose of organizing Holdings, Holdings has issued to Investments one share of its common stock, par value $.01 per share ("Holdings Common Stock"); and

    WHEREAS, it is the intention of the parties that the exchange by the Holders of the Investments Common Stock for Holdings Common Stock contemplated by this Agreement be consummated simultaneously with the closing of the practice acquisitions and the IPO pursuant to an overall plan of exchange that satisfies the requirements of Section 351 of the Internal Revenue Code of 1986 (the "Code").

    NOW THEREFORE, in consideration of the premises, and of the agreements, covenants and conditions hereinafter contained, the parties hereto agree, with respect to the exchanges provided for herein (the "EXCHANGE"), that at the Closing (as hereinafter defined) each share of Investments Common Stock issued and outstanding immediately prior to the Closing will be exchanged for one share of Holdings Common Stock on the following terms and conditions:

                                      ARTICLE I

    Subject to the satisfaction of the conditions and obligations of the parties hereto, the Exchange shall be effective upon consummation of the closing of the IPO (the "Closing").

                                      ARTICLE II

    At the Closing and simultaneously with the issuance of Holdings Common Stock in the IPO and the consummation of the practice acquisitions:

         1. Each share of Investments Common Stock issued and outstanding immediately prior to the Closing shall be exchanged for one share of Holdings Common Stock, which shall thereupon be fully paid and non-assessable;

         2. Holdings shall become the owner and holder of each issued and outstanding share of Investments common stock so exchanged;

         3. Each share of Holdings Common Stock owned by Investments prior to the Closing shall be canceled; and

         4. Immediately after the Closing, the Holders, the public purchasers of Holdings Common Stock in the IPO and the persons issued Holdings Common Stock pursuant to the practice acquisitions shall be the sole shareholders of Holdings and Investments shall be a wholly-owned subsidiary of Holdings.

                                     ARTICLE III

    The consummation of the Exchange is subject to the following conditions precedent:

         1. The satisfaction of the respective obligations of the parties hereto in accordance with the terms and conditions herein contained;

         2. The registration statement filed under the Securities Act of 1933 covering the Holdings Common Stock to be issued in the IPO shall have become effective and approval for listing, upon official notice of issuance, by Nasdaq stock market or other nationally recognized exchange, of Holdings Common Stock to be issued in the IPO shall have been obtained; and

         3. Any orders, authorizations, approvals or waivers from all applicable regulatory bodies, boards or agencies, if any, which are required in connection with the Exchange and related transactions shall have been obtained.

                                      ARTICLE IV

    Upon written notice from Investments each Holder of an outstanding certificate or certificates theretofore representing shares of Investments common stock shall immediately surrender the same to Holdings duly endorsed for transfer or with stock powers attached in exchange for the issuance by Holdings of a certificate or certificates in such Holder's name evidencing one share of Holdings Common Stock for each share of Investments Common Stock held by such Holder immediately prior to the Closing. Until so surrendered or presented for transfer, each outstanding certificate which, immediately prior to the Closing, represented Investments Common Stock shall be deemed and treated for all corporate purposes to represent the ownership of the same number of shares of Holdings Common Stock as though such surrender or transfer and exchange had taken place. Except as provided herein, no Holder shall sell, assign, transfer, pledge or encumber any shares of Investments Common Stock presently or hereafter held by it and, except as otherwise required by law, shall have no right to have their shares of Investments Common Stock transferred on the stock transfer books of Investments. At the Closing, Investments shall surrender for cancellation the shares of Holdings Common Stock then held by it in exchange for the return of the consideration paid therefor.

                                      ARTICLE V

    Each Holder represents and warrants to Holdings, as of the date of this Agreement and as of the Closing date, that:

         1. The Holdings Common Stock to be received by it pursuant to this Agreement is being acquired solely for the Holder's own account and for investment purposes only;

         2. The Holder has no present plan or intention of distributing, selling or otherwise disposing of the shares of Holdings Common Stock to be received by it in the Exchange; and

         3. The shares of Investments Common Stock to be surrendered in the Exchange are free of any and all transfer restrictions, pledges, encumbrances or other conflicting claims of every nature.

                                      ARTICLE V

    This Agreement may be amended, modified or supplemented, or compliance with any provision or condition hereof may be waived, at any time, only by the mutual consent of the Holders and Holdings.

    This Agreement may be terminated and the Exchange and related transactions abandoned at any time prior to the Closing if the board of directors of Investments determines, in its sole discretion, that consummation of the Exchange would be inadvisable or not in the best interests of Investments or its subsidiaries.

    The covenants, representations and warranties of Holdings and each Holder set forth in this Agreement shall survive the Closing of the Exchange indefinitely.

    This Agreement (i) shall be construed and enforced pursuant to the laws of the State of Texas, exclusive of any conflicts of law principles thereof that might refer such construction or enforcement to the laws of another jurisdiction, and (ii) may be executed in multiple counterparts, each of which shall constitute one and the same agreement.

    IN WITNESS WHEREOF, the Holders, Investments and Holdings have caused this Agreement to be duly executed as of the date first above written.


                                       PENTEGRA INVESTMENTS, INC.


                                       By: /s/ Gary S. Glatter
                                           ---------------------------------
                                       Its: President
                                           ---------------------------------



                                       PENTEGRA DENTAL GROUP, INC.


                                       By: /s/ Gary S. Glatter
                                           ---------------------------------
                                       Its: President
                                           ---------------------------------

                                       HOLDERS:

/s/ Marie Adamo                        /s/ Victor Burdick
----------------------------------     -----------------------------------
    Marie Adamo                            Victor Burdick


Stampeder Services Corp.


By: /s/ Jim Allen                      /s/ J. Michael Casas
----------------------------------     -----------------------------------
        Jim Allen                          J. Michael Casas


/s/ Steve Anderson                     /s/ Marvin Cavallino
----------------------------------     -----------------------------------
    Steve Anderson                         Marvin Cavallino


Aurous, Ltd.


By: /s/ John Benson                    /s/ William Decker
----------------------------------     -----------------------------------
    John Benson                            William Decker
    Director


/s/ Scott Bolding                      /s/ James L. Dunn
----------------------------------     -----------------------------------
    Scott Bolding                          James L. Dunn

/s/ Thomas Mullooly                    /s/ Stephen P. Schmitt
----------------------------------     -----------------------------------
    Thomas Mullooly                        Stephen P. Schmitt


                                       Edward Pitts, P/S Plan


/s/ Gary Nagler                        By: /s/ Edward Pitts
----------------------------------     -----------------------------------
    Gary Nagler                            Edward Pitts


/s/ Debra Novosad                      /s/ Candy Segall
----------------------------------     -----------------------------------
    Debra Novosad                          Candy Segall


/s/ John W. Parsons                    /s/ George M. Siegel
----------------------------------     -----------------------------------
    John W. Parsons                        George M. Siegel


/s/ Kelly W. Reed                      /s/ Annie Smith
----------------------------------     -----------------------------------
    Kelly W. Reed                          Annie Smith


/s/ Omer K. Reed                       /s/ Ken W. Smith
----------------------------------     -----------------------------------
    Omer K. Reed                           Ken W. Smith


/s/ Kim Rozman                         /s/ Stephen Stapleton
----------------------------------     -----------------------------------
    Kim Rozman                             Stephen Stapleton


RTT Investments


By: /s/ John Thayer                    /s/ John Thayer
----------------------------------     -----------------------------------
    John Thayer                            John Thayer


/s/ Richard Fettig                     /s/ Richard Vento
----------------------------------     -----------------------------------
    Richard Fettig                         Richard Vento

                                       Laguna Enterprises, Ltd.

Dufo, Ltd.


By: /s/ John Benbow                    By: /s/ John Benbow
----------------------------------     -----------------------------------
    John Benbow                                John Benbow


Dunn Family Trust


By: /s/ James L. Dunn, Jr.             /s/ Roger Kay
----------------------------------     -----------------------------------
    James L. Dunn, Jr.                     Roger Kay
    Trustee


/s/ Allen M. Gelwick                   /s/ George King
----------------------------------     -----------------------------------
    Allen M. Gelwick                       George King


/s/ Alan Gerbholz                      /s/ Brian Kniff
-----------------------------------    -----------------------------------
    Alan Gerbholz                          Brian Kniff


/s/ Gary Glatter                       /s/ James Landers
----------------------------------     -----------------------------------
    Gary Glatter                           James Landers


Goldfam, Ltd.                          RBM Trust


By: /s/ Daniel Goldman                 By: /s/ Richard Mains
----------------------------------     -----------------------------------
   Daniel Goldman                          Richard Mains


/s/ Mack E. Greder                     /s/ JoAn Majors
----------------------------------     -----------------------------------
    Mack E. Greder                         JoAn Majors


/s/ Bruce Kanehl                       /s/ James Medlock
----------------------------------     -----------------------------------
    Bruce Kanehl                           James Medlock

/s/ Sam H. Carr
----------------------------------
    Sam H. Carr


/s/ Daniel A. Bock
----------------------------------
    Daniel A. Bock


MANHATTAN GROUP FUNDING


By: /s/ Ronald I. Heller
----------------------------------
    Ronald I. Heller
    Partner


By: /s/ David S. Nagelberg
----------------------------------
    David S. Nagelberg
    Partner